Exhibit 99.1
Ames True Temper Reports Second Quarter 2009 Results
CAMP HILL, Pennsylvania, May 8, 2009 — ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of Q2 2009 (thirteen week period ended March 28, 2009).
Second Quarter 2009 Results
Net sales for Q2 2009 were $142.3 million, a 3.3 percent decrease over $147.1 million in Q2 2008 (thirteen week period ended March 29, 2008). Net income for Q2 2009 was $2.2 million, compared to net income of $3.3 million for Q2 2008. Adjusted EBITDA (which is reconciled to net income on the attached table) for Q2 2009 was $17.2 million compared to $20.8 million for Q2 2008.
“While lawn and garden continues to outperform many other categories at retail, sales are still soft to prior year. In addition, the retailers’ renewed emphasis on their inventory levels further impacted Q2 results,” stated President and CEO Duane Greenly.
Borrowings outstanding under our revolving credit facility were $82.1 million at March 28, 2009. Additional availability under our revolving credit facility was $45.2 million at March 28, 2009.
“We are pleased with our revolver availability at the end of Q2,” stated CFO Dave Nuti. “Our efforts to reduce expenses and improve working capital have been successful in Q2 and YTD towards maintaining significant credit facility availability.”
Year-to-Date 2009 Results
Net sales for YTD 2009 (twenty-six week period ended March 28, 2009) were $234.6 million, a 4.6 percent decrease compared to $245.9 million for YTD 2008 (twenty-six week period ended March 29, 2008). Net loss for YTD 2009 was $8.1 million, compared to a $0.5 million net loss for YTD 2008. Adjusted EBITDA (which is reconciled to net loss on the attached table) for YTD 2009 was $34.9 million compared to Adjusted EBITDA for YTD 2008 of $29.8 million.
Ames True Temper, Inc. is a global provider of non-powered landscaping products that make work easier for homeowners and professionals.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,”

“expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
* We depend on a small number of customers for a significant portion of our business;
* Our results of operations have been and may continue to be adversely impacted by macroeconomic events;
* Increased reliance on third party suppliers and manufacturers may decrease our ability to meet customer demands;
* If we are unable to obtain raw materials for our products at favorable prices it could adversely impact our operating performance;
* We are subject to risks associated with our foreign operations, especially our operations in China;
* Unseasonable weather could have a negative impact on our business and financial results;
* Our lawn and garden sales are highly seasonal, which could impact our cash flow and operating results;
* Our industry is highly competitive and we may not be able to compete successfully;
* Further consolidation in the retail industry may adversely affect our results of operations;
* A failure to successfully introduce new products could result in a reduction in sales and floor space at retailers that carry our products;
* The products that we manufacture could expose us to product liability claims;
* Our ability to pay our debt or seek alternative financing may be adversely impacted by the other factors listed herein;
* Environmental health and safety laws, ordinances, and regulations impose risks and costs on us;
* We depend on the service of key individuals, the loss of any of which could materially harm our business;
* Unionized employees could strike or participate in a work stoppage; and

* We may be not able to acquire complementary lawn and garden product manufacturers or brands. In addition, pursuing or completing acquisitions may negatively impact our operating results, divert management’s attention from operating our core business, and expose us to other risks.
The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by or described in the forward-looking statements will occur or, if any of them do, what impact they will have on the business, results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 28,	September 27,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$16,373	$17,159
Trade receivables, net	86,735	59,168
Inventories	131,884	110,891
Assets held for sale	307	1,025
Other current assets	5,028	6,156

Total current assets	240,327	194,399

Property, plant and equipment, net	49,265	55,237
Intangibles, net	54,385	56,149
Goodwill	55,632	58,242
Other noncurrent assets	8,296	9,798

Total assets	$407,905	$373,825

Liabilities and stockholder’s deficit
Current liabilities:
Trade accounts payable	$36,394	$35,691
Accrued interest payable	5,066	6,021
Accrued expenses and other current liabilities	25,282	27,634
Revolving loan	82,100	40,010
Current portion of long-term debt and capital lease obligations	572	554

Total current liabilities	149,414	109,910

Deferred income taxes	11,595	11,348
Long-term debt	299,936	300,130
Accrued retirement benefits	22,790	26,108
Other liabilities	11,479	10,534

Total liabilities	495,214	458,030
Commitments and contingencies
Total stockholder’s deficit	(87,309)	(84,205)

Total liabilities and stockholder’s deficit	$407,905	$373,825

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirteen week		Thirteen week
	period ended		period ended
	March 28, 2009		March 29, 2008
Net sales	$142,293	100.0%	$147,143	100.0%

Cost of goods sold	107,490	75.5%	107,222	72.9%

Gross profit	34,803	24.5%	39,921	27.1%

Selling, general, and administrative expenses	22,502	15.8%	24,487	16.6%
Loss on disposal of fixed assets	270	0.2%	213	0.1%
Amortization of intangible assets	304	0.2%	341	0.2%
Impairment charge	—	0.0%	34	0.0%

Operating income	11,727	8.2%	14,846	10.1%

Interest expense	7,364	5.2%	8,726	5.9%
Other expense	1,073	0.8%	3,679	2.5%

Income before income taxes	3,290	2.3%	2,441	1.7%

Income tax expense (benefit)	1,123	0.8%	(892)	-0.6%

Net income	$2,167	1.5%	$3,333	2.3%

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Twenty-six week		Twenty-six week
	period ended		period ended
	March 28, 2009		March 29, 2008
Net sales	$234,627	100.0%	$245,924	100.0%

Cost of goods sold	171,939	73.3%	180,629	73.4%

Gross profit	62,688	26.7%	65,295	26.6%

Selling, general, and administrative expenses	40,300	17.2%	45,955	18.7%
Loss on disposal of fixed assets	302	0.1%	499	0.2%
Amortization of intangible assets	609	0.3%	683	0.3%
Impairment charge	476	0.2%	34	0.0%

Operating income	21,001	9.0%	18,124	7.4%

Interest expense	15,335	6.5%	17,232	7.0%
Other expense	12,436	5.3%	1,389	0.6%

Loss before income taxes	(6,770)	-2.9%	(497)	-0.2%

Income tax expense (benefit)	1,301	0.6%	(42)	0.0%

Net loss	$(8,071)	-3.4%	$(455)	-0.2%

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen week	Thirteen week
	period ended	period ended
	March 28, 2009	March 29, 2008
Net income	$2,167	$3,333

Depreciation of property, plant and equipment	4,056	3,983
Amortization of intangible assets	304	341
Interest expense	7,364	8,726
Income tax expense (benefit)	1,123	(892)

EBITDA (a)	15,014	15,491

Adjustments to EBITDA:
One-time costs for new long handle tool distribution (b)	—	191
Equity sponsor fees and other expenses (c)	517	1,154
Impairment charges (d)	—	34
Loss on disposal of fixed assets (e)	270	213
Loss on foreign currency (f)	1,430	3,733

Adjusted EBITDA (a)	$17,231	$20,816

(a)	“EBITDA” is calculated as net income plus income tax expense, interest expense (benefit), depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(c)	Consists of management fees paid to private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

(d)	Consists of impairment charges for long-lived assets classified as held for sale.

(e)	Consists of losses on the disposition of property, plant and equipment.

(f)	The losses primarily consist of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Twenty-six week	Twenty-six week
	period ended	period ended
	March 28, 2009	March 29, 2008
Net loss	$(8,071)	$(455)

Depreciation of property, plant and equipment	7,943	7,861
Amortization of intangible assets	609	683
Interest expense	15,335	17,232
Income tax expense (benefit)	1,301	(42)

EBITDA (a)	17,117	25,279

Adjustments to EBITDA:
Cost savings initiatives (b)	—	(77)
One-time costs for new long handle tool distribution (c)	—	305
Equity sponsor fees and other expenses (d)	707	2,326
Impairment charges (e)	476	34
Loss on disposal of fixed assets (f)	302	499
Loss on foreign currency (g)	16,321	1,405

Adjusted EBITDA (a)	$34,923	$29,771

(a)	“EBITDA” is calculated as net loss plus income tax expense, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net loss as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents changes in accrual estimates related to an acquisition.

(c)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(d)	Consists of management fees paid to private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

(e)	Consists of impairment charges for long-lived assets classified as held for sale.

(f)	Consists of losses on the disposition of property, plant and equipment.

(g)	The losses primarily consist of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.